                                                                    EXHIBIT 11.1

                                XTRA CORPORATION
                       EARNINGS PER SHARE CALCULATIONS
                      ---------------------------------
               (THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                   THREE MONTHS ENDED               SIX MONTHS ENDED
                                                        MARCH 31,                       MARCH 31,
                                                 -----------------------           -----------------
                                                   1994           1993               1994      1993
                                                 -------       ---------           --------  -------
Net Income                                       $12,257       $   6,978           $ 28,003  $20,071


Dividends on and accretion of issuance costs
  of Series C Cumulative Redeemable
  Exchangeable Preferred Stock                         -            (963)                 -   (1,926)
                                                 -------       ---------           --------  -------
Net Income before dividends
 on Series B Preferred Stock                     $12,257       $   6,015           $ 28,003  $18,145

Less: Preferred Stock Dividends - Series B             -               -                  -     (806)
                                                 -------       ---------           --------  -------
Net Income Available to Common Stockholders      $12,257       $   6,015           $ 28,003  $17,339
                                                 =======       =========           ========  =======
Primary EPS
- - -----------
Primary Shares Outstanding (in thousands):        17,015          15,467             17,011   13,660


Primary Earnings Per Share                       $  0.72       $    0.39           $   1.65  $  1.27
                                                 =======       =========           ========  =======

Fully Diluted EPS
- - -----------------
Fully Diluted Shares Outstanding (in thousands):  17,015          15,472             17,014   15,464

Fully Diluted Earnings Per Share                 $  0.72       $    0.39            $  1.65  $  1.17
                                                 =======       =========           ========  =======

                                                                    EXHIBIT 11.1

                                XTRA CORPORATION
               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
               --------------------------------------------------
               FOR THE THREE MONTHS ENDED MARCH 31, 1994 AND 1993
                             (THOUSANDS OF SHARES)
                                  (UNAUDITED)

                                                                         1994                1993
                                                                        ------              ------
Computation of Primary Shares Outstanding
- - -----------------------------------------

Weighted average common shares outstanding                              16,881              15,329

Common stock equivalents for primary EPS:

   $1.9375 Series B Cumulative Convertible Preferred Stock (note)         -                    -

   Stock options outstanding                                               134                 138
                                                                        ------              ------
       Weighted average number of common
       shares outstanding (primary)                                     17,015              15,467
                                                                        ======              ======
Computation of Fully Diluted Shares Outstanding
- - -----------------------------------------------

Weighted average common shares outstanding                              16,881              15,329

 Common stock equivalents for fully diluted EPS:

    Stock options outstanding                                              134                 143
                                                                        ------              ------
       Weighted average number of common
       Shares outstanding (fully diluted)                               17,015              15,472
                                                                        ======              ======


                                                                    EXHIBIT 11.1

                                XTRA CORPORATION
               CALCULATION OF WEIGHTED AVERAGE SHARES OUTSTANDING
               --------------------------------------------------
                FOR THE SIX MONTHS ENDED MARCH 31, 1994 AND 1993
                             (THOUSANDS OF SHARES)
                                  (UNAUDITED)
                                                                         1994            1993
                                                                        ------          ------
Computation of Primary Shares Outstanding
- - -----------------------------------------
Weighted average common shares outstanding                              16,879          13,532

Common stock equivalents for primary EPS:

   $1.9375 Series B Cumulative Convertible Preferred Stock (note)            -               -

   Stock options outstanding                                               132             128
                                                                        ------          ------
       Weighted average number of common
       shares outstanding (primary)                                     17,011          13,660
                                                                        ======          ======

Computation of Fully Diluted Shares Outstanding
- - ------------------------------------------------
Weighted average common shares outstanding                              16,879          13,532

 Common stock equivalents for fully diluted EPS:

    $1.9375 Series B Cumulative Convertible Preferred Stock, issued
    7/17/87 Conversion rate of 1.445 per common share (converted
    12/29/92) Per each preferred share
    2,498 shares X 1.445 X 90/182 (post-split)                               -           1,785
    Stock options outstanding                                              135             147
                                                                        ------          ------
       Weighted average number of common
       Shares outstanding (fully diluted)                               17,014          15,464
                                                                        ======          ======


Note: The 1.9375 Series B Cumulative Convertible Preferred Stock shares are not common stock equivalents since they were issued to yield 7.75% which is more than 2/3 of the average Aa corporate bond yield (2/3 of 9.68% = 6.45%) on the day of issuance. However they do enter into the computation of fully diluted earnings per share because of potential dilution.